Exhibit 99.1
CAPSTEAD FIRST QUARTER 2008 EARNINGS CONFERENCE CALL INVESTOR PRESENTATION May 2, 2008

Safe Harbor Statement - Private Securities Litigation Reform Act of 1995 Forward Looking Information This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. Capstead's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company's investments and other factors. As discussed in the Company's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable qualifying investments from both an investment return and regulatory perspective, the availability of new investment capital, fluctuations in interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. In addition to the above considerations, actual results and liquidity related to investments in loans secured by commercial real estate are affected by borrower performance under operating and/or development plans, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs, among other factors.

About Capstead and Its Investment Strategy Capstead Mortgage Corporation, formed in 1985 and based in Dallas, Texas, is a self-managed real estate investment trust for federal income tax purposes. Capstead's core strategy is managing a leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of residential adjustable-rate mortgage, or ARM, securities issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. Agency-guaranteed residential mortgage securities carry an implied AAA credit rating with limited, if any, credit risk. Capstead may also augment its core portfolio with investments in credit-sensitive commercial real estate-related assets. In response to deteriorating conditions in the credit markets in early March, we began lowering our portfolio leverage through limited asset sales and other means, including temporarily curtailing the replacement of portfolio runoff and raising additional common equity capital through our continuous offering program. We are cautiously optimistic that recent improvements in credit market conditions may be indicative of a sustained recovery and that the turbulent conditions experienced since last August are largely behind us. We remain confident that our core investment strategy of conservatively managing a leveraged portfolio of agency-guaranteed ARM securities can produce attractive risk-adjusted returns over the long term while reducing but not eliminating sensitivity to changes in interest rates. Even with our portfolio leverage approaching the low end of our traditional leverage range of eight to 12 times our long-term investment capital, we anticipate earning attractive returns on our portfolio in the coming quarters.

Low Risk Residential Mortgage Investment Strategy Longer-to-Reset Agency ARM Securities Current-Reset Agency ARM Securities 3.2 4.1 Current-Reset ARMs ($4.1 billion) Longer-to-Reset ARMs ($3.2 billion) (as of March 31, 2008) Financed 100% with $3.7 billion in 30 to 90 day borrowings that adjust relatively quickly to more current rates Financed with $1.5 billion in longer-dated committed borrowings (5.02%, 12 month average maturity) and $1.4 billion in 30-day borrowings combined with two-year swap agreements ($1.7 billion at 3.47%, 21 month average maturity) Backed by mortgage loans with coupon interest rates that reset at least annually or begin doing so after an initial fixed-rate period of five years or less Longer-term repo and/or swaps are utilized to mitigate interest rate risk on longer-to-reset ARM securities The duration of our assets and liabilities was approximately 10 months and 7 months, respectively, for a net duration gap of under 3 months at quarter-end Leverage was reduced from nearly 10:1 at year-end to 9:1 by quarter-end, and is currently approaching 8:1 56% 44%

First Quarter Results and Recent Developments First Quarter Results Earnings totaled $30.1 million or $0.53 per diluted common share Book value increased $0.15 to $9.40 per common share after payment of $0.52 common dividend Financing spreads increased 79 basis points to 1.72% Raised $131 million in new common equity capital Increased portfolio of primarily agency-guaranteed residential ARM securities to $7.4 billion Reduced portfolio leverage through capital raises and limited portfolio sales Developments Subsequent to Quarter-End Projected second quarter financing spreads are expected to increase 40 basis points to 2.12% Raised nearly $43 million in additional common equity capital, further reducing portfolio leverage and increasing book value on a pro forma basis by $0.20 per common share Higher market interest rates have led to higher values assigned to interest rate swap agreements Ongoing recovery in market conditions has resulted in improved portfolio pricing relative to these higher market interest rates

Comparative Income Statement (in thousands, except per share amounts)

Comparative Balance Sheet (in thousands, except per share amounts)

Sources of Financing Agency securities are highly liquid and can be financed with multiple funding providers through standard repurchase agreements We have long-term relationships with most lending counterparties and are actively pursuing new counterparty relationships Currently, we have positions on with 18 counterparties, up from 14 at year-end and just ten last September With the pending acquisition of Bear Stearns by JPMorgan Chase, we have reduced our borrowings with Bear Stearns to less than $100 million Actions taken by the Federal Reserve and by federal regulators to support the mortgage securities market have improved pricing for Agency Securities, increased the availability of repo financing and stalled momentum to higher collateral requirements beyond commonly seen levels of 5%

Yield / Cost Analysis (in thousands)

Capstead's Long-term Investment Capital Mar '05 Jun '05 Sep '05 Dec '05 Mar '06 Jun '06 Sep '06 Dec '06 Mar '07 Jun '07 Sep '07 Dec '07 Mar '08 Pro Forma Mar '08 (a) Common 147 149 138 165 155 142 159 160 171 165 150 381 473 516 Perpetual Preferred 180 180 180 180 180 180 180 180 180 180 180 180 180 180 Trust Preferred 35 75 75 75 100 100 100 100 100 100 100 100 Total 327 329 353 420 410 397 439 440 451 445 430 661 753 796 $ in millions (a) Pro Forma for approximately $43 million in net proceeds from April issuances under our continuous offering program. (58%) (63%) (65%) (35%)